UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

_____________________

KLX ENERGY SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-38609	36-4904146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor Houston, Texas 77056 (Address of Principal Executive Offices)

(832) 844-1015 (Registrant’s Telephone Number, Including Area Code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	symbol(s)	on which registered
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2026, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of KLX Energy Services Holdings, Inc. (the “Company”), the Board appointed Franklin S. Edmonds, Jr. and E. Dirk Hallen to the Board as independent directors, effective immediately. The Board designated Mr. Edmonds as a Class II Director to serve until the Company’s 2029 Annual Meeting of Stockholders or his earlier resignation, retirement or other termination of service. The Board designated Mr. Hallen as a Class III Director to serve until the Company’s 2027 Annual Meeting of Stockholders or his earlier resignation, retirement or other termination of service. Based upon information requested from and provided by Messrs. Edmonds and Hallen concerning their background, employment and affiliations, including family relationships, the Board determined that Messrs. Edmonds and Hallen do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Messrs. Edmonds and Hallen are “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements of the Nasdaq Stock Market. There are no family relationships between Messrs. Edmonds and Hallen and any director or executive officer of the Company, and there are no arrangements or understandings between Messrs. Edmonds and Hallen and any other persons pursuant to which they were appointed as directors of the Company.

Messrs. Edmonds and Hallen have been appointed as members of the Nominating and Corporate Governance Committee, effective as of October 29, 2026. Mr. Edmonds has also been appointed as member of the Audit Committee, and Mr. Hallen has also been appointed as member of the Compensation Committee.

Messrs. Edmonds and Hallen will receive the standard non-employee director compensation for their service as directors. For a full description of the compensation program for the Company’s non-employee directors, please see the Company’s Definitive Proxy Statement filed on March 26, 2026.

On October 29, 2026, John Collins and Tom McCaffrey announced to the board of directors (the “Board”) of the Company their intention to resign with immediate effect. Messrs. Collins and McCaffrey’s departure from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On October 29, 2026, the Company issued a press release announcing the appointment of Messrs. Edmonds and Hallen to the Board’s Nominating and Governance Committee, the appointment of Mr. Edmonds to the Audit Committee, the appointment of Mr. Hallen to the Compensation Committee and the resignation of Messrs. Collins and McCaffrey from the Board.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press release issued by KLX Energy Services Holdings, Inc. dated October 29, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX Energy Services Holdings, Inc.

By:	/s/ Max L. Bouthillette
Name:	Max L. Bouthillette
Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Date:	October 29, 2026